                                                       Exhibit 99.1

MANAGEMENT'S ASSERTION CONCERNING COMPLIANCE

As of and for the year ended October 31, 2003, Navistar Financial
Corporation (the "Company") has complied in all material respects with the Company's established, minimum servicing standards for receivables being serviced for the Navistar Financial Owner
Trusts listed below ("Trusts") included in the accompanying
Appendix I (the "Standards").  The Standards are based on the
Mortgage Banker's Association of America's Uniform Single
Attestation Program for Mortgage Bankers, modified to address the unique characteristics of servicing retail notes and leases in accordance with the Pooling and Servicing Agreements for the
Trusts.

NAVISTAR FINANCIAL 1999-A OWNER TRUST,
NAVISTAR FINANCIAL 2000-A OWNER TRUST,
NAVISTAR FINANCIAL 2000-B OWNER TRUST,
NAVISTAR FINANCIAL 2001-A OWNER TRUST,
NAVISTAR FINANCIAL 2001-B OWNER TRUST,
NAVISTAR FINANCIAL 2002-A OWNER TRUST,
NAVISTAR FINANCIAL 2002-B OWNER TRUST,
NAVISTAR FINANCIAL 2003-A OWNER TRUST AND
NAVISTAR FINANCIAL 2003-B OWNER TRUST

December 18, 2003

By: /s/ PHYLLIS E. COCHRAN
        Phyllis E. Cochran
        Chief Executive Officer and General Manager
        (Principal Executive and Operations Officer and Director and
         Authorized Signatory for Navistar Financial Corporation)

By: /s/ANDREW J. CEDEROTH
       Andrew J. Cederoth
       Vice President and Treasurer
       (Principal Financial Officer and Director and Authorized
        Signatory for Navistar Financial Corporation)

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NAVISTAR FINANCIAL CORPORATION'S MINIMUM SERVICING STANDARDS FOR
NAVISTAR RETAIL RECEIVABLES CORPORATION

I.    CUSTODIAL BANK ACCOUNTS

      1.   Reconciliations shall be prepared on a monthly basis
           for all custodial bank accounts and related bank
           clearing accounts.  These reconciliations shall:

           a)   be mathematically accurate;
           b)   be prepared within forty-five (45) calendar days
                after the cutoff date;
           c)   be reviewed and approved by someone other than the
                person who prepared the reconciliation; and
           d)   document explanations for reconciling items.
                These reconciling items shall be resolved with
                ninety (90) calendar days of their original
                identification.

      2.   Each custodial account shall be maintained at a
           federally insured depository institution in trust for
           the applicable investor.

II.   RETAIL CONTRACT PAYMENTS

      1.   Retail contract payments shall be deposited into the
           custodial bank accounts and related bank clearing
           accounts within two business days of receipt.

      2.   Retail contract payments made in accordance with the
           retail contract documents shall be posted to the
           applicable retail contract records within two business
           days of receipt.

      3.   Retail contract payments shall be allocated to
           principal, interest, insurance, taxes or other items,
           as applicable, in accordance with the Servicer's
           customary servicing procedures.

      4.   Retail contract payments identified as loan payoffs
           shall be allocated in accordance with the retail
           contract documents.

III.  DISBURSEMENTS

      1.   Amounts remitted to the collection accounts per the
           Servicer's investor reports shall agree with cancelled
           checks, or other form of payment, or custodial bank
           statements.

      2.   Unused checks shall be safeguarded so as to prevent
           unauthorized access.

IV.   INVESTOR ACCOUNTING AND REPORTING

      1.   Statements are sent on a monthly basis listing the
           total unpaid principal balance, pool balance and other
           amounts required to be reported by the transaction
           documents.

V.    RETAIL INSTALLMENT CONTRACTS ACCOUNTING - what about lease contracts?

      1.   The servicing entity's retail contract records
           shall agree with, or reconcile to, the records of
           obligors with respect to the unpaid principal balance
           on a monthly basis.

VI.   DELIQUENCIES

      1.   The servicing entity shall maintain and update records
           documenting collection efforts for retail contracts
           during the period such loan is in default.